Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-239709 and No. 333-236420) pertaining to the 2015 Stock and Annual Incentive Plan of Match Group, Inc.;
(2)Registration Statement (Form S-8 No. 333-239711 and No. 333-236420) pertaining to the 2017 Stock and Annual Incentive Plan of Match Group, Inc.;
(3)Registration Statement (Form S-8, No. 333-236420) pertaining to the 2020 Stock and Annual Incentive Plan of Match Group, Inc.; and
(4)Registration Statement (Form S-3, No. 333-243708) of Match Group, Inc.
of our reports dated February 25, 2021 (except for the adoption of ASU 2020-06 discussed in Note 2 and the subsequent events discussed in Note 19, as to which the date is June 17, 2021), with respect to the consolidated financial statements and schedule of Match Group, Inc. and subsidiaries, included in this Current Report on Form 8-K of Match Group, Inc. and subsidiaries for the year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

New York, New York
June 17, 2021